Exhibit 10.11

Lease Agreement

(English Translation)

Lessor (Party A): Shenzhen iDreamSky Technology Investment Management Co., Ltd.

Business License Registration Number or Unified Social Credit Code:

Contact Address: Room 909, Xinhaiyi–Yisibo Software Building, Nanshan District, Shenzhen City

Zip Code: 518000                  Phone:

Lessee (Party B): Lohas Agricultural Information Technology Co., Ltd.

Business License Registration Number:

Contact Address: Room 201, Building A, Qianwan 1st Road, Qianhai Shenzhen HongKong Cooperation Zone (Actual Address: 125, Building 4, Noble Holiday Garden, Nanshan Sub-District, Nanshan District)

Enterprise Legal Person (Entrusted Agent): Zhang Yanyue

ID Number of Enterprise Legal Person (Entrusted Agent):

Contact Address: Room 818, Yisibo Software Building, Haitian 2nd Road, S&T Park, Nanshan District, Shenzhen, Guangdong Province

Zip Code: 518000                  Phone:

According to the regulations of Contract Law of the People’s Republic of China, the Law of the people’s Republic of China on the Administration of Urban Real Estate, the Shenzhen Special Economic Zone Housing Leasing Regulations and its detailed implementation rules, and the Shenzhen Municipal People’s Congress Standing Committee’s Decision on Strengthening the Safety of Housing Leasing, this agreement is concluded after negotiation between Party A and Party B.

Article I Party A will lease the space located at Room 805 and Room 818, Yisibo Software Building, Haitian 2nd Road, S&T Park, Nanshan District, Shenzhen (hereinafter referred to as the “space”) to Party B for its use. The total number of floors in the building is 30.

Article II The unit rent and equipment platform service fee is RMB 52,780 per month (In words: RMB fifty-two thousand seven hundred and eighty yuan only).

Article III Party B shall pay the first-term rent (the rent from February 12 to February 28) before January 11, 2017, which is RMB 32,045 (In words: RMB Thirty two thousand and forty five yuan only).

Article IV Party B shall:

☑	Before the 5th day of each month (in advanced for holidays);

☐	Before the - day of the - month in each quarter:

☐	Before the - day of - month in each year;

☐	Before the - day of - month in each half year;

deliver the rent to Party A; after Party A collects the rent, it shall issue a financial invoice to Party B.

(The two parties should choose the same one of the above four methods together and fill “√” in the☐ of the selected method)

Article V The period of Party B’s leasing the space is from February 12, 2017 to November 9, 2021.

The period agreed in the agreement shall not exceed the approved land use period and shall not exceed 20 years, and the excess period shall not be valid.

Article VI Use of rental space: Office use. Without the written consent of Party A, Party B shall not use the rental space for other purposes.

Article VII Party A shall deliver the rental space to Party B for use before February 11, 2017, and handle the delivery procedures.

If Party A delivers the rental space later than the time as agreed herein, the actual delivery date shall prevail and the contract term shall be postponed accordingly.

Article VIII When the rental space is being delivered, both parties shall confirm the current situation of the rental space and its ancillary facilities and ancillary property, etc., and add it to the attached page. If there is any difference between the rented area and the measured area, the two parties shall confirm according to the present situation and do not pursue any claim against each other.

Article IX When Party A delivers the rental space, it may charge Party B a lease security deposit of three months’ rent, namely RMB 158,340 (In words: RMB One hundred and fifty eight thousand three hundred and forty yuan only). The lease deposit shall be paid to Party A within 2 working days from the date of signing the Lease Agreement; otherwise, Party A shall have the right to terminate the contract. If the rent is increased, the lease deposit shall be increased accordingly, and the increased part shall be paid within 5 working days from the date of rent increase.

Party A shall issue a receipt to Party B when it collects the lease deposit.

Condition on which Party A returns lease deposits to Party B: At termination of lease relationship, when all the following conditions are satisfied, as for the space lease deposits and water and electricity charges deposits charged by Party A, except for the part used to offset expenses to be assumed by Party B as agreed herein (space rents, facilities and equipment service fees, water and electricity charges, property service fees in connection with service of the space), the remaining part shall be returned to Party B without interests within 15 working days after Party B hands over the space which is accepted by Party A and the move-out is reflected on the registered address filed with the industrial and commercial registration authority.

1. There should be no arrears of fees due to the use of the leased real estate (including but not limited to rent, property management fees, air conditioning fees, water and electricity, telephone network fees, etc.)

2. The lease term is completed fully.

3. There is no damage to the space facilities and equipment. At the time of returning, the condition of the space shall be restored to the original condition as Party A first delivers the leased real estate.

☐	Only one of the conditions is met.

☑	All conditions are met.

(The two parties shall choose the same one of the above two methods together, and fill “√” in the □ of the selected item)

Party A may not return the deposit in any of the following circumstances:

1. It does not conform to one of conditions for returning deposits as agreed in Article IX herein.

Article X During the rental period, Party B shall be responsible for paying all the taxes and space rental management fees incurred due to the rental space; paying other expenses incurred due to the use of rental space, such as the water and electricity fee, the sanitation fee, and the space (building) property management fee of the rented space.

Article XI Party A shall ensure that the safety of the rental space and the ancillary facilities delivered comply with regulations of relevant laws, regulations or rules.

Article XII Party B shall use the rental space and the ancillary facilities reasonably, and shall not use the rental space to engage in illegal behaviors; Party A shall not interfere or obstruct the normal and reasonable use of the rental space by Party B.

Article XIII While Party B’s using the rental space, if the rental space or its ancillary facilities are damaged or malfunctioning which may hinder safe or normal use due to the fault of Party B, Party B shall promptly notify Party A and take possible effective measures to prevent the defect from expanding; Party A shall repair within five days after receiving the notice from Party B or directly entrust Party B to repair on behalf of Party A; if Party B is unable to notify Party A or Party A fails to perform its maintenance obligations within the time specified above after receiving the notice, Party B may repair it on behalf of Party A.

In the event of a special emergency in which it must be repaired immediately, Party B shall firstly repair it on behalf of Party A and notify Party A of the relevant situation in a timely manner.

The maintenance fees incurred under the above two provisions (including reasonable expenses for Party B’s repair and fees incurred to prevent the expansion of defects) shall be borne by Party A. If Party B fails to fulfill its obligations under the above two provisions and fails to notify or take possible effective measures, and causes the loss to expand, the maintenance fees for that (expansion) part shall be borne by Party B.

Article XIV If safety problem, damage or malfunction occur or appear to the rental space or its ancillary facilities due to improper use or unreasonable use of Party B, Party B shall be responsible for repairing or compensating and notifying Party A.

Article XV

☐ During the rental period, Party B may sublease the rental space in whole or in part to others. However, the term of sublease shall not exceed the lease term stipulated in this contract;

☐ During the lease period, after been approved by Party A, Party B may go through the formalities of registration (recording) at the competent authority of the space leasing with the written proof of Party A’s consent to sublease. However, the term of sublease shall not exceed the lease term stipulated in this contract.

☑ During the lease term, Party B shall not sublease the rental space in whole or in part to others.

(The two parties shall select the same one of above three items together and fill “√” in the ☐ of the selected item)

Article XVI During the term of this contract, if one of the following circumstances occurs, the contract can be released or changed without bearing the liability of breaching the contract:

(I) The occurrence of force majeure has made this contract impossible to be performed;

(II) The government expropriates, takes back or dismantles the rental space;

(III) Party A and Party B agree by consensus.

Article XVII In the event of one of the following circumstances, Party A may, in respect of the resulted losses,

☐	1. Request Party B to restore the original state of the space;

☑	2. Request compensation for damages from Party B;

☑	3. Not refund of the deposit;

☐	4. Request Party B to pay a penalty of RMB __/____ yuan (In words: __/ ___yuan).

(The two parties shall select from the above four methods through negotiation, but Item 3 and 4 cannot be selected at the same time; fill “√” in the corresponding ☐):

(I) Party B is in arrears with rent or property management fees for more than seven days ( ____/__ months);

(II) Party B’s arrears of rent and expenses amount to more than RMB 40,000.00:

(III) Party B uses the rental space for illegal activities or is investigated and shut down by government agencies of public security, industry and commerce, etc.; it damages public interests or the interests of others;

(IV) Party B arbitrarily changes the structure or use of the rental space;

(V) Party B violates the provisions of Article 14 of this contract and does not assume responsibility for maintenance or pay for maintenance, causing serious damage to the space or equipment;

(VI) Party B arbitrarily renovates the rental space without the written consent of Party A and the approval of the relevant authorities;

(VII) Party B arbitrarily subleases the rental space to a third party.

(VIII) Party B moves out or terminates the contract without reason.

(IX) Party B arbitrarily demolishes or modifies the main structure of the rental space, resulting in damage to the space.

In addition to investigating Party B’s liability for damage compensation or breach of contract, Party A has the right to propose to Party B to change the terms of the contract or terminate the contract according to the above situations. As soon as the notice of contract termination is delivered lawfully, Party A has the right to request unilateral termination of the contract.

Article XVIII In the event of one of the following circumstances, Party B may, in respect of the resulted losses,

☑	1. Request compensation for damages from Party A;

☑	2. Request Party A to return the lease deposit;

☐	3. Get a penalty of RMB __/___ yuan from Party A (In words: __/___ yuan).

(The two parties shall select from the above three methods through negotiation, but Item 2 and 3 cannot be selected at the same time; fill “√” in the corresponding ☐):

(I) Party A violates Article 11 of this contract and the safety of the rental space does not comply with the regulations of relevant laws, regulations or rules;

(II) Party A violates the Article 13 of this contract, does not assume maintenance responsibility nor pay for maintenance fees, leaving the space a potential safety hazard;

(III) Party A unilaterally requests to release (terminate) the contract in advance without justifiable reasons.

In addition to investigating Party A’s liability for damage compensation or breach of contract, Party B also has the right to propose to Party A to change the terms of the contract or terminate the contract according to the above situations. As soon as the notice of contract termination is delivered lawfully, Party B has the right to request unilateral termination of the contract.

Article XIX After the termination of this contract, Party B shall move out and return the rental space within the same day, and ensure that the rental space and ancillary facilities are in good condition (except for normal wear and tear), and at the same time settle all the expenses that shall be borne by Party B and handle the relevant transfer procedures.

If Party B fails to move out or hand over the rental space within the time limit, Party A has the right to recover the rental space according to the regulations of the law or the contract, and collect the compensation equivalent to double rent from Party B for the overdue part. If Party B refuses to pay, Party A has the right to dispose of all the properties in the space leased by Party B as waste.

Article XX Upon expiration of the lease term stipulated in this contract, if Party B needs to continue renting the rental space, Party B shall propose a request for renewal of lease to Party A three months before the expiration of the lease term; under the same conditions, Party B shall have priority to rent the space.

If Party A and Party B reach an agreement on the renewal of the lease, a new contract shall be signed.

Article XXI Party A and Party B shall sign the Letter of Responsibility for the Safety Management of the Space Leasing in Shenzhen City. The rental space provided by Party A shall meet the standards and conditions for safe use and there shall have no potential safety hazard. The construction, fire-fighting equipment, gas facilities, power facilities, entrances and exits, and other passages of rental space shall comply with the regulations or standards for safety production, fire protection, public security, environmental protection and sanitation prescribed by the municipal government. Party B shall use the rental space strictly in accordance with the safety regulations, standards for safety, fire, public security, environmental protection and sanitation prescribed by the government functional authorities, and shall have the obligation to ensure that there is no safety hazard in the use of the rental space. Both Party A and Party B shall voluntarily perform the terms and conditions stipulated in this contract. In case either party defaults, corresponding default responsibilities shall be assumed as agreed herein.

Article XXII Party A and Party B may separately agree on the matters not covered in this contract in the attached page; the contents of the attached page shall be part of the contract, and have same effect as this contract after being signed by both parties.

If Party A and Party B reach a change agreement on the contents of this contract during the lease period, both parties shall sign a supplementary agreement within ten days after the change agreement is made.

Article XXIII The dispute between Party A and Party B concerning this contract shall be settled through negotiation; if the negotiation fails, it shall be submitted to the competent authority of the space leasing for mediation; if the mediation fails, it shall:

☑	Be applied to the Shenzhen Arbitration Commission for arbitration;

☐	Be applied to the China International Economic and Trade Arbitration Commission Shenzhen Branch for arbitration;

☐	Be filed to the People’s Court in the place where the rental space is located for a lawsuit.

(The two parties shall select one of the above dispute resolution methods through negotiation, and fill “√” in the corresponding ☐)

Article XXIV Party A and Party B agree that the following communication addresses are the delivery address for the notices or documents from both parties:

Party A’s delivery address: Room 909, Yisibo Software Building, Haitian 2nd Road, S&T Park, Nanshan District, Shenzhen

Party B’s delivery address: Room 818, Yisibo Software Building, Haitian 2nd Road, S&T Park, Nanshan District, Shenzhen

If the above address is not agreed, the communication addresses in the contract signed by both parties shall be used as the delivery addresses.

The delivery address shall remain valid until the written notice of change is given. The notice or document sent by one party to the other party shall be deemed to be served by mail at the delivery address. If the mailing document is returned by the post at the above address, the date of return shall be deemed to be the date of service.

Article XXV This contract shall be effective since the time of signing.

Article XXVI This contract is an execution contract

Article XXVII This contract is prepared in triplicate, Party A shall hold two copies and Party B shall hold one copy.

Party A (signature and seal): Shenzhen iDreamSky Technology Investment Management Co., Ltd.

Legal Representative:
Entrusted agent (signature and seal):	January 9, 2017

Seal: Shenzhen iDreamSky Technology Investment Management Co., Ltd.

Party B (signature and seal):

Legal Representative: /s/Zhang Yanyue
Entrusted agent (signature and seal):	January 9, 2017

Seal: Lohas Agricultural Inormation Technology Co., Ltd.

Letter of Responsibility

for the Safety Management of the Space Leasing in Shenzhen City

Printed by the Integrated Management Office of Floating Population and Rental Housing in Shenzhen

In order to implement the Decision of the Standing Committee of Shenzhen Municipal People’s Congress on Strengthening the Responsibility for Housing Lease Safety, further clarify the responsibility for housing lease safety, strengthen the safety management of rental housing, and ensure the safety of people’s lives and property, this responsibility document is hereby formulated in accordance with the provisions of relevant laws and regulations:

I. The Lessor and Lessee of the production and business premises (including all kinds of commodity markets and their stalls and counters), office premises, residential space and other spaces within the administrative area of this Municipality shall be responsible for the safety of rented space.

II. The Lessor shall have a certificate of ownership of the space or other supporting documents as prescribed by the municipal government when renting the space. If the owner entrusts others to rent, it shall sign a written entrustment agreement with the trustee to stipulate their respective safety responsibilities. The sub-lessor of the space, other persons who have actual lease behavior and the space lender shall bear the safety responsibility as the leaseholder.

III. The Lessor shall ensure that the buildings and the entrances and exits, passageways, firefighting, gas and power facilities used for leasing shall comply with the provisions of the relevant laws and regulations as well as the safety standards as prescribed by the relevant administrative authorities. If it is stipulated by laws and regulations that relevant permits or approval documents must be obtained before leasing is allowed, the Lessor shall obtain them.

IV. Where the Lessee uses the rental space for production and business operations, the Lessor shall require the Lessee to show the relevant certificates that have gone through the formalities of firefighting and Industrial and commercial business license or permit for opening the business.

V. The Lessor shall check and make a written record of the safety use and nature of the rental space not less than once every quarter, and the Lessee shall cooperate and sign it. If it is not possible for the Lessee to check it in person due to objective reasons, it shall entrust others to check it.

VI. The Lessor shall report to the comprehensive management institution of the rental space or other relevant administrative authorities if it finds that there exist any potential safety hazards in the rental space and that the Lessee changes the nature of the use of the space without authorization.

VII. The Lessee shall use the space safely and rationally in accordance with the provisions of the laws and regulations as well as the provisions of the space lease contract, and shall not alter the structure and nature of the space without authorization. The Lessee shall immediately notify the Lessor if it discovers that there exist any potential safety hazards in the rental space. At the same time, it shall report to the comprehensive management institution of the rental space or other relevant administrative authorities.

VIII. The Lessee shall not alter the use function of the rental space without authorization, and it shall comply with the relevant provisions when using the rental space to engage in hotel industry, catering, entertainment, Internet cafes, workshops and other business activities;

It is prohibited to use the rental space to engage in illegal and criminal activities such as gambling, drug abuse and trafficking, prostitution and whoring, trafficking in pornography, falsification of documents, printing of illegal publications, manufacturing and selling of fake and shoddy commodities, harboring criminals, as well as harboring and selling of stolen goods;

It is forbidden to use the rental space to engage in illegal activities such as pyramid selling or disguised pyramid selling, operation without a license, running clinics without a license, illegal medical practice and illegal recycling of renewable resources;

It is prohibited to use the rental space to engage in fraudulent activities such as unlicensed employment, matchmaking, training and real estate agents;

It is prohibited to use the residential rental space to engage in the production, storage and management of inflammable, explosive, toxic, radioactive and other dangerous goods.

IX. Both parties to the lease shall assist and cooperate with the comprehensive management institution of the rental space to truthfully provide relevant materials and information for the safety inspection and management of the rental space.

X. If the Lessor or Lessee fails to perform the safety responsibility according to law and causes personal and property damages to others, the victim may require the Lessor or Lessee to bear the corresponding liability for compensation according to law.

The Lessor (signature and seal): Seal: Shenzhen iDreamSky Technology Investment Management Co., Ltd.	The Lessee (signature and seal): Seal: Lohas Agricultural Information Technology Co., Ltd. /s/ Zhang Yanyue

The Trustee and management (sign and seal) person:	Phone:

Phone:

Date: January 9, 2017	Date: January 9, 2017

Business License Unified social credit code:
Name	Shenzhen iDreamSky Technology Investment Management Co., Ltd.

Entity type	Limited liability company

Domicile	Room 6609, Floor 6, Hangsheng Science and Technology Building, 6 South Gaoxin Road, Yuehai Sub-district, Nanshan District, Shenzhen City

Legal representative	Chen Han

Established on	July 22, 2015

Important notes

1. The business scope of commercial subject shall be determined according to these Articles. Items to be approved by laws and regulations in the business scope shall be operated after obtaining licensing approval documents.

2. Please log in the commercial subject credit information publicity platform (website htp://www scredit.com.cn) or scan the QR code on the license to query related enterprise credit matters and annual report information and other credit information such as business license of commercial subject and licensing approval items.

3. The commercial subject must submit the annual report of last year to the commercial registration authority from January 1 to June 30 every year. The commercial subject shall disclose information of commercial subject to the public as per Interim Regulations on Publicity of Enterprise Information.

Registration authority Shenzhen Market Supervision Administration Shenzhen Market Supervision Administration (sealed) July 22, 2015

Made under supervision of the State Administration for Industry and Commerce of the People’s Republic of China

Supplementary Agreement I to the Lease Contract

The Lessor: Shenzhen iDreamSky Technology Investment Management Co., Ltd. (Party A)

The Lessee: Lohas Agricultural Information Technology Co., Ltd. (Party B)

Through friendly agreement between the two parties, Party B is willing to lease the property of Party A located in Rooms 05 and 818, Floor 8, Yisibo Software Building, Haitian 2nd Road, Nanshan District, Shenzhen City (hereinafter referred to as the “space”) for office use under the following lease conditions. The specific lease terms are as follows:

I. Lease area: 406 square meters;

II. Contract term: five-year contract, from February 12, 2017 to November 9, 2021. The period from January 9, 2017 to February 11, 2017 is rent-free period.

III. The monthly rent and the equipment platform service fee: Party B shall pay Party A total amount of the monthly rent and the equipment platform service fee per month RMB 52,780 (in words: fifty-two thousand seven hundred and eighty yuan only); the first rent shall be paid before January 11, 2017 (rent for the period from February 12 to February 28), with total amount of RMB 32,045 (in words thirty-two thousand and forty-five yuan only).

IV. Increase: From the second year onwards, the standard for the monthly rent and the equipment platform service fee will be increased by 5% per square meter based on the previous year’s rent, namely the rent from Feb. 12, 2017 to Feb. 11, 2018 keeps unchanged. From Feb. 12, 2018 to Feb. 11, 2019, the total monthly rent and equipment platform service fee is RMB 55,419 (In words: RMB fifty-five thousand four hundred and nineteen yuan only). From Feb. 12, 2019 to Feb. 11, 2020, the total monthly rent and equipment platform service fee is RMB 58,190 (In words: RMB fifty-eight thousand one hundred and ninety yuan only). From Feb. 12, 2020 to Feb. 11, 2021, the total monthly rent and equipment platform service fee is RMB 61,099.45 (In words: RMB sixty one thousand ninety-nine point forty five yuan). From Feb. 12, 2021 to Nov. 09, 2021, the total monthly rent and equipment platform service fee is RMB 64,154.42 (in words: sixty-four thousand one hundred and fifty-four point forty two yuan).

V. Property expense charging standard

Charge items	Charging standard	Explanation
Property management fee of the office building	RMB 18/m2 · month
air conditioning fee of the office building	RMB 13/m2 · month
Maintenance fee for central air conditioning system	RMB 2.4/m2 · month
Special maintenance fund	RMB 0.25/m2 · month
Water charges	RMB 5.0/ m3
Electricity charges	RMB 1.33/KWH

1. The standard of property management fee shall be subject to the property service agreement actually signed between Party A and the property management company. In case of any change in the property management fee, Party B shall make corresponding changes in the payment of the property management fee according to the price adjustment notice provided by the property management company, all of which shall be collected and paid by Party A on behalf of Party B.

2. Party B shall pay the property management fee and utilities on time every month from the delivery date of the space.

3. If Party B fails to pay the rental, property management fees and utilities under the Contract within the time limit, Party A and/or the property management company shall have the right to recover the overdue fees and late fees from Party B, fees can be recovered through water supply cutoff and power cutoff measures. In addition, the losses caused shall be borne by Party B itself.

VI. All the prices mentioned above in this contract are the paid-in price (if Party B requires the issuance of an invoice, the tax shall be borne by Party B at 6.12%).

VII. Lease security deposit and other functions

Party B shall, within two working days from the date of signing this Contract, pay to Party A the following security deposit, the rent of the first month and the equipment usage fee:

1. Lease security deposit (the rent of three months and equipment platform service fee): RMB 158,340 (In words: one hundred and fifty eight thousand three hundred and forty yuan only).

2. The rent for the first month is RMB 32,045 (the rent from Feb. 12 to Feb. 28) (In words: RMB Thirty two thousand forty five only).

3. Deposit of property management expenses: RMB 21,924 (in words twenty-one thousand nine hundred and twenty-four yuan only); (equaling to management expenses of three months);

4. Deposit of air-conditioning expenses: RMB 15,834 (in words: fifteen thousand eight hundred and thirty-four yuan only); (equaling to air-conditioning expenses of three months);

VIII. Rent payment: The Lessee shall pay the rent of the current month to the Lessor before the 5th day of each month.

IX. Delivery standard: Party A shall make refitting on the basis of original decoration (subject to the attached drawings) before delivering it to be used by Party B. The standard for decoration is as follows: Ceiling square tube ceiling, floor brick, glass door, glass partition, wooden door, air conditioning installation, fire control renovation. Party A shall deliver the space to Party B for use on Feb.11, 2017.

X. Other lease conditions:

1. During the lease period, Party B shall not sublet the property for a second time. Labor disputes and economic disputes caused during the lease period have nothing to do with the Lessor. The damage to electrical appliances or data loss caused by the short circuit of wires during the lease period is not related to the Lessor, which shall be borne and handled by the Lessee itself. If Party B refuses to repair, Party A may repair it on his behalf. The cost shall be borne by Party B.

2. It shall determine whether to renew the lease three months before the expiration of the contract term. Under the same conditions, the Lessee shall have the priority of the lease.

3. If the Lessee fails to pay the rent and the equipment platform service fee for seven days overdue, the Lessor shall have the right to cancel the lease contract and all things left by Party B shall be unconditionally removed out within three days; Party A is entitled to treat them as wastes and the Lessor will make no compensation. The Lessor is entitled to forfeit the lease deposits and not return them to the Lessee. If Party A gives Party B a rent-free period and Party B terminates the lease in advance, Party B shall pay the rent during the rent-free period to Party A according to the monthly rent standard agreed in this Contract.

4. Party B shall be responsible for personal and property losses in the leased unit.

XI. If the Lessee defaults on the rent, the property management fee and margin difference, it shall pay the Lessor a late fee, the amount of which shall be: The number of days in arrears is multiplied by 3‰ of the rent. If the Lessee requires an invoice, the additional tax point fees shall be borne by the Lessee.

XII. Party B’s representative shall assume unlimited joint responsibility for rents and equipment platform service fees and any claims and debts in connection herewith.

XIII. The Lessor’s bank account number for collecting the rent and equipment platform service fee is:

Deposit Bank: Industrial and Commercial Bank of China, Shenzhen High-tech Park South Branch

Account name: Shenzhen iDreamSky Technology Investment Management Co., Ltd.

Account No.:

XIV. Supplementary agreement: Party B shall pay Party A rent and equipment platform service fees, lease deposits, water and electricity charge deposits, management expense deposits for the first time within 2 working days after signing the Lease Agreement. In case the payment is not made beyond definite time period, the Agreement and the Lease Contract shall be cancelled automatically and the down payment will not be returned.

XV: If the contents of the lease negotiation and related contents of this lease contract (including but not limited to the rent price, rent-free period and other preferential contents) are disclosed due to Party B’s reasons, Party B shall pay liquidated damages equivalent to 10% of the annual rent amount to Party A. If the liquidated damages are not sufficient to make up for Party A’s losses, Party B shall also compensate Party A for other losses. For other matters not covered, both parties shall negotiate separately.

XVI. Where the lease contract is inconsistent with the provisions of this Supplementary Agreement, the provisions of this Supplementary Agreement shall prevail and the unmodified terms and conditions shall be subject to those of the original lease contract.

Signature and seal:

The Lessor: Shenzhen iDreamSky Technology Investment Management Co., Ltd.

Legal representative or authorized representative:

Seal: Shenzhen iDreamSky Technology Investment Management Co., Ltd.

January 9, 2017

The Lessee: Lohas Agricultural Information Technology Co., Ltd.

Seal: Lohas Agricultural Information Technology Co., Ltd.

Legal representative or authorized representative: /s/ Zhang Yanyue

January 9, 2017